UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

_____________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  August 1, 2013

        PhotoMedex, Inc.
(Exact Name of Registrant Specified in Charter)

Nevada	0-11635	59-2058100
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification Number)

147 Keystone Drive, Montgomeryville, Pennsylvania	18936
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:   215-619-3600

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07	SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

On August 1, 2013, PhotoMedex, Inc. (the “Company”) held its annual meeting of stockholders (the “Annual Meeting”).  The matters voted upon were:

(1) the election of eight director nominees to the Company’s board of directors to serve until the next annual meeting of the Company’s stockholders or until their successors are elected and qualify, subject to their prior death, resignation or removal; and

(2) the ratification of the appointment of Fahn Kanne & Co. Grant Thornton Israel (“Grant Thornton Israel”) to serve as the Company’s independent registered public accounting firm for the year to be ended December 31, 2013, and the ratification of the authority of the audit committee to set the compensation of Grant Thornton Israel.

The results of the voting for each proposal were as follows:

(1) Each of the director nominees to the Company’s board of directors was elected:

Nominees	Votes For	Votes Withheld
Lewis C. Pell	11,199,466	137,550
Dr. Yoav Ben-Dror	10,009,634	1,327,382
Dr. Dolev Rafaeli	10,458,765	878,251
Dennis M. McGrath	10,116,537	1,220,479
Dr. Nahum Melumad	11,252,372	84,644
James W. Sight	11,310,468	26,548
Stephen P. Connelly	11,173,474	163,542
Katsumi Oneda	11,278,303	58,713

There were 1,930,401 broker non-votes for this proposal.

(2) The proposal to ratify the appointment of Fahn Kanne & Co. Grant Thornton Israel (“Grant Thornton Israel”) to serve as the Company’s independent registered public accounting firm for the year to be ended December 31, 2013, and to ratify the authority of the audit committee to set the compensation of Grant Thornton Israel, was approved:

Votes For	Votes Against	Abstain
12,993,676	270,690	3,051

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

PHOTOMEDEX, INC.
Date: August 2, 2013	By: /s/ Dennis M. McGrath
Dennis M. McGrath President & Chief Financial Officer